Exhibit 99.1
Super Micro Computer, Inc. Announces 4th Quarter 2016 Financial Results
SAN JOSE, Calif., August 4, 2016 (BUSINESS WIRE) -- Super Micro Computer, Inc. (NASDAQ:SMCI), a global leader in high-performance, high-efficiency server, storage technology and green computing, today announced fourth quarter and full-year financial results for the fiscal year ended June 30, 2016. The final results are in line with the preliminary results announced by the Company on July 18, 2016.
Fiscal 4th Quarter Highlights

•	Quarterly net sales of $524.3 million, down 1.6% from the third quarter of fiscal year 2016 and down 8.6% from the same quarter of last year.

•	GAAP net income of $7.0 million, down 58.2% from the third quarter of fiscal year 2016 and down 73.9% from the same quarter of last year.

•	GAAP gross margin was 14.1%, down from 14.9% in the third quarter of fiscal year 2016 and down from 15.6% in the same quarter of last year.

•	Server solutions accounted for 65.5% of net sales compared with 69.9% in the third quarter of fiscal year 2016 and 61.7% in the same quarter of last year.

Net sales for the fourth quarter ended June 30, 2016 totaled $524.3 million, down 1.6% from $532.7 million in the third quarter of fiscal year 2016. No customer accounted for more than 10% of net sales during the quarter ended June 30, 2016.
GAAP net income for the fourth quarter of fiscal year 2016 was $7.0 million or $0.13 per diluted share, a decrease of 73.9% from net income of $26.7 million, or $0.51 per diluted share in the same period a year ago. Included in net income for the quarter is $4.4 million of stock-based compensation expense (pre-tax). Excluding this item and the related tax effect, non-GAAP net income for the fourth quarter was $10.4 million, or $0.20 per diluted share, compared to non-GAAP net income of $30.0 million, or $0.57 per diluted share, in the same quarter of the prior year. On a sequential basis, non-GAAP net income decreased from the third quarter of fiscal year 2016 by $8.6 million or $0.16 per diluted share.
GAAP gross margin for the fourth quarter was 14.1% compared to 15.6% in the same period a year ago. Non-GAAP gross margin for the fourth quarter was 14.1% compared to 15.7% in the same period a year ago. GAAP and Non-GAAP gross margin for the third quarter of fiscal year 2016 were both 14.9%.
The GAAP income tax provision was $4.5 million or 39.0% of income before tax provision compared to $13.8 million or 34.1% in the same period a year ago and $7.4 million or 30.7% in the third quarter of fiscal year 2016. The effective tax rates for the fourth quarter of fiscal year 2016 was higher due to higher tax expenses associated with the implementation of the Company's new global corporate structure on May 1, 2016.
The Company's cash and cash equivalents and short and long term investments at June 30, 2016 were $183.7 million compared to $98.1 million at June 30, 2015. Free cash flow for the year ended June 30, 2016 was $73.4 million, primarily due to an increase in the Company's cash provided by operating activities and partially offset by the cash used in the development and construction of improvements on the Company's properties.
Fiscal Year 2016 Summary
Net sales for the fiscal year ended June 30, 2016 were $2,215.6 million, up 11.3% from $1,991.2 million for the fiscal year ended June 30, 2015. GAAP net income for fiscal year 2016 decreased to $72.0 million, or $1.39 per diluted share, a decrease of 29.3% from $101.9 million, or $2.03 per diluted share, for fiscal year 2015. Included in net income for the fiscal year ended June 30, 2016 is $16.1 million of stock-based compensation expense (pre-tax). Excluding this item and the related tax effect, non-GAAP net income for the fiscal year 2016 was $83.8 million or $1.59 per diluted share, a decrease of 24.9% compared to $111.6 million or $2.15 per diluted share for fiscal year 2015.
Business Outlook & Management Commentary
The Company expects net sales of $470 million to $550 million for the first quarter of fiscal year 2017 ending September 30, 2016. The Company expects non-GAAP earnings per diluted share of approximately $0.15 to $0.30 for the first quarter.
“As previously announced, this quarter our results were below expectations due to reduced demand from large datacenter customers and issues related to a global SAP and tax reorganization implementation that impacted our execution and pricing flexibility,” said Charles Liang, Chairman and Chief Executive Officer. “Our core strategy will be to continue to grow our technology leadership by offering the broadest array of first to market innovations in server, storage, cloud and IoT, by delivering leading architectures that leverage our building block solutions and partner strategy to provide total solutions with software and service. At the same time, we will take actions to leverage our capacity and improve operational efficiency to become more flexible and competitive in winning new business. By offering the best value for innovation and emphasizing strategic customer relationships, we are confident that we can achieve stronger growth and improve financial performance.”

It is currently expected that the outlook will not be updated until the Company’s next quarterly earnings announcement, notwithstanding subsequent developments. However, the Company may update the outlook or any portion thereof at any time. Such updates will take place only by way of a news release or other broadly disseminated disclosure available to all interested parties in accordance with Regulation FD.
Conference Call Information
Super Micro Computer will discuss these financial results in a conference call at 2:00 p.m. PT, today. To participate in the conference, please call 1-888-455-2263 (International callers dial 1-719-325-2177) 10 minutes prior. A recording of the conference will be available until 11:59 pm (Eastern Time) on Thursday, August 18, 2016, by dialing 1-877-870-5176 (International callers dial 1-858-384-5517) and entering replay PIN 1154709. The live web cast and recording of the call will be available on the Investor Relations section at www.supermicro.com two hours after the conference conclusion. They will remain available until the Company's next earnings call.
Cautionary Statement Regarding Forward Looking Statements
Statements contained in this press release that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may relate, among other things, to our expected financial and operating results, our ability to build and grow Super Micro Computer, the benefits of our products and our ability to achieve our goals, plans and objectives. Such forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from those anticipated. These include, but are not limited to: our dependence on continued growth in the markets for X86, blade servers and embedded applications, increased competition, difficulties of predicting timing, introduction and customer acceptance of new products, poor product sales, difficulties in establishing and maintaining successful relationships with our distributors and vendors, shortages or price fluctuations in our supply chain, our ability to protect our intellectual property rights, our ability to control the rate of expansion domestically and internationally, difficulty managing rapid growth and general political, economic and market conditions and events. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in our filings with the Securities and Exchange Commission, including those factors discussed under the caption "Risk Factors" in such filings.
Use of Non-GAAP Financial Measures
Non-GAAP gross margin discussed in this press release excludes stock-based compensation expense. Non-GAAP net income and net income per share discussed in this press release exclude stock-based compensation expense and the related tax effect of the applicable items. Management presents non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the Company's performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company's financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool, and are not intended to be an alternative to financial measures prepared in accordance with GAAP. Pursuant to the requirements of SEC Regulation G, detailed reconciliations between the Company's GAAP and non-GAAP financial results is provided at the end of this press release. Investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in the Company's SEC filings.
About Super Micro Computer, Inc.
Supermicro®, a global leader in high-performance, high-efficiency server technology and innovation is a premier provider of end-to-end green computing solutions for Data Center, Cloud Computing, Enterprise IT, Hadoop/Big Data, HPC and Embedded Systems worldwide. Supermicro's advanced Server Building Block Solutions® offer a vast array of components for building energy-efficient, application-optimized, computing solutions. Architecture innovations include Twin, TwinPro, FatTwin™, Ultra Series, MicroCloud, MicroBlade, SuperBlade®, Simply Double, Double-sided Storage®, Battery Backup Power (BBP®) modules and WIO/UIO. Products include servers, blades, GPU systems, workstations, motherboards, chassis, power supplies, storage, networking, server management software and SuperRack® cabinets/accessories delivering unrivaled performance and value.

Founded in 1993 and headquartered in San Jose, California, Supermicro is committed to protecting the environment through its "We Keep IT Green®" initiative. The Company has global logistics and operations centers in Silicon Valley (USA), the Netherlands (Europe) and its Science & Technology Park in Taiwan (Asia).

Supermicro, FatTwin, TwinPro, SuperBlade, Double-Sided Storage, BBP, SuperRack, Building Block Solutions and We Keep IT Green are trademarks and/or registered trademarks of Super Micro Computer, Inc.

All other brands, names and trademarks are the property of their respective owners.

SUPER MICRO COMPUTER, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)
	June 30,	June 30,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$180,964	$95,442
Accounts receivable, net	288,941	322,594
Inventory	448,980	463,493
Deferred income taxes – current	—	17,863
Prepaid income taxes	5,682	7,507
Prepaid expenses and other current assets	13,435	7,516
Total current assets	938,002	914,415
Long-term investments	2,643	2,633
Property, plant and equipment, net	187,949	163,038
Deferred income taxes – noncurrent	28,460	4,497
Other assets	8,546	5,226
Total assets	$1,165,600	$1,089,809

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$249,239	$299,774
Accrued liabilities	55,618	46,743
Income taxes payable	5,172	14,111
Short-term debt and current portion of long-term debt	53,589	93,479
Total current liabilities	363,618	454,107
Long term debt, net of current portion	40,000	933
Other long-term liabilities	40,603	15,684
Total liabilities	444,221	470,724
Stockholders' equity:
Common stock and additional paid-in capital	277,339	247,081
Treasury stock (at cost)	(2,030)	(2,030)
Accumulated other comprehensive loss	(85)	(80)
Retained earnings	445,971	373,950
Total Super Micro Computer Inc. stockholders' equity	721,195	618,921
Noncontrolling interest	184	164
Total stockholders' equity	721,379	619,085
Total liabilities and stockholders' equity	$1,165,600	$1,089,809

SUPER MICRO COMPUTER, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Fiscal Year Ended
	June 30,		June 30,
	2016	2015	2016	2015
Net sales	$524,270	$573,594	$2,215,573	$1,991,155
Cost of sales	450,474	483,828	1,884,048	1,670,924
Gross profit	73,796	89,766	331,525	320,231
Operating expenses:
Research and development	34,148	27,741	123,994	100,257
Sales and marketing	17,664	14,195	62,841	48,851
General and administrative	10,145	7,043	37,840	24,377
Total operating expenses	61,957	48,979	224,675	173,485
Income from operations	11,839	40,787	106,850	146,746
Interest and other income, net	40	23	171	115
Interest expense	(453)	(309)	(1,594)	(965)
Income before income tax provision	11,426	40,501	105,427	145,896
Income tax provision	4,455	13,799	33,406	44,033
Net income	$6,971	$26,702	$72,021	$101,863
Net income per common share:
Basic	$0.14	$0.56	$1.50	$2.19
Diluted	$0.13	$0.51	$1.39	$2.03
Weighted-average shares used in calculation of net income per common share:
Basic	48,463	47,327	47,917	46,434
Diluted	52,274	51,990	51,836	50,094

Stock-based compensation is included in the following cost and expense categories by period (in thousands):

	Three Months Ended		Fiscal Year Ended
	June 30,		June 30,
	2016	2015	2016	2015
Cost of sales	$306	$250	$1,098	$901
Research and development	2,755	2,495	10,178	8,643
Sales and marketing	511	405	1,841	1,553
General and administrative	791	822	3,014	2,602
Stock-based compensation expense before taxes	$4,363	$3,972	$16,131	$13,699

SUPER MICRO COMPUTER, INC.
CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
(In thousands)
(Unaudited)
	Fiscal Year Ended
	June 30,
	2016	2015
OPERATING ACTIVITIES:
Net income	$72,021	$101,863
Reconciliation of net income to net cash provided by (used in) operating activities:
Depreciation and amortization	13,282	8,133
Stock-based compensation expense	16,131	13,699
Excess tax benefits from stock-based compensation	(2,855)	(8,089)
Allowance for doubtful accounts	1,278	326
Provision for inventory	9,313	5,928
Exchange gain	(1,233)	(675)
Deferred income taxes, net	(6,133)	632
Changes in operating assets and liabilities:
Accounts receivable, net	32,375	(110,182)
Inventory	5,200	(153,584)
Prepaid expenses and other assets	(8,210)	(2,741)
Accounts payable	(54,301)	75,520
Income taxes payable, net	(3,260)	11,951
Accrued liabilities	9,027	9,551
Other long-term liabilities	24,874	3,032
Net cash provided by (used in) operating activities	107,509	(44,636)
INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(34,108)	(35,100)
Restricted cash	(1,020)	(416)
Investment in a privately held company	—	(661)
Net cash used in investing activities	(35,128)	(36,177)
FINANCING ACTIVITIES:
Proceeds from debt	34,200	84,900
Repayment of debt	(34,100)	(36,000)
Proceeds from exercise of stock options	12,186	23,338
Excess tax benefits from stock-based compensation	2,855	8,089
Payment of obligations under capital leases	(189)	(134)
Advances under receivable financing arrangements	(21)	33
Minimum tax withholding paid on behalf of employees for restricted stock units	(1,786)	(175)
Net cash provided by financing activities	13,145	80,051
Effect of exchange rate fluctuations on cash	(4)	(668)
Net increase (decrease) in cash and cash equivalents	85,522	(1,430)
Cash and cash equivalents at beginning of period	95,442	96,872
Cash and cash equivalents at end of period	180,964	95,442
Supplemental disclosure of cash flow information:
Cash paid for interest	1,632	933
Cash paid for taxes, net of refunds	36,951	30,671
Non-cash investing and financing activities:
Equipment purchased under capital leases	299	442
Accrued costs for property, plant and equipment purchases	10,888	6,826

SUPER MICRO COMPUTER, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Fiscal Year Ended
	June 30,		June 30,
	2016	2015	2016	2015
GAAP GROSS PROFIT	$73,796	$89,766	$331,525	$320,231
Add back stock-based compensation (a)	306	250	1,098	901
Non-GAAP GROSS PROFIT	$74,102	$90,016	$332,623	$321,132

GAAP GROSS MARGIN	14.1%	15.6%	15.0%	16.1%
Add back stock-based compensation (a)	0.0%	0.1%	0.0%	0.0%
Non-GAAP GROSS MARGIN	14.1%	15.7%	15.0%	16.1%

GAAP INCOME FROM OPERATIONS	$11,839	$40,787	$106,850	$146,746
Add back stock-based compensation (a)	4,363	3,972	16,131	13,699
Non-GAAP INCOME FROM OPERATIONS	$16,202	$44,759	$122,981	$160,445

GAAP NET INCOME	$6,971	$26,702	$72,021	$101,863
Add back stock-based compensation (a)	4,363	3,972	16,131	13,699
Add back adjustments to tax provision (b)	(971)	(681)	(4,312)	(3,955)
Non-GAAP NET INCOME	$10,363	$29,993	$83,840	$111,607

GAAP NET INCOME PER COMMON SHARE – BASIC	$0.14	$0.56	$1.50	$2.19
Add back stock-based compensation and adjustments to tax provision (a) (b)	0.07	0.07	0.25	0.21
Non-GAAP NET INCOME PER COMMON SHARE – BASIC	$0.21	$0.63	$1.75	$2.40

GAAP NET INCOME PER COMMON SHARE – DILUTED	$0.13	$0.51	$1.39	$2.03
Add back stock-based compensation and adjustments to tax provision (a) (b)	0.07	0.06	0.20	0.12
Non-GAAP NET INCOME PER COMMON SHARE – DILUTED	$0.20	$0.57	$1.59	$2.15

WEIGHTED-AVERAGE SHARES USED IN COMPUTING NET INCOME PER COMMON SHARE
BASIC –GAAP	48,463	47,327	47,917	46,434
BASIC - Non-GAAP	48,463	47,327	47,917	46,434

DILUTED – GAAP	52,274	51,990	51,836	50,094
DILUTED - Non-GAAP	52,955	52,609	52,666	51,930

(a) Amortization of Financial Accounting Standards Board Accounting Standards Codification Topic 718 stock-based compensation for the three months and fiscal years ended June 30, 2016 and 2015.
(b) The provision of income taxes used in arriving at the non-GAAP net income was computed using an income tax rate of 34.4% and 31.0% for the three months and fiscal year ended June 30, 2016, respectively, and 32.6% and 30.1% for the three months and fiscal year ended June 30, 2015, respectively.

SOURCE: Super Micro Computer, Inc.
Super Micro Computer, Inc.
Howard Hideshima, 408-503-8000
SVP, Chief Financial Officer
ir@supermicro.com
or
Perry G. Hayes
SVP, Investor Relations
ir@supermicro.com
SMCI-F